Exhibit 99.1

LRAD® Corporation Reports Fiscal Year 2015 Financial Results

Announces a $0.01 per Share Dividend

and

New $4 Million Share Buyback Program

SAN DIEGO, CA – December 3, 2015 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of Long Range Acoustic Devices® and advanced ONE VOICE™ Mass Notification Systems (MNS), today announced financial results for the fiscal year ended September 30, 2015.

The Company also announced the declaration of a fourth quarter $0.01 per share dividend to be paid on January 29, 2016 to shareholders of record at the close of business on January 15, 2016. Additionally, the Company’s Board of Directors (“Board”) approved a new share buyback program under which the Company may purchase up to $4 million of its outstanding common shares through December 31, 2016. The new program begins January 1, 2016 and replaces the Company’s current program that expires on December 31, 2015.

“Declaring a dividend demonstrates the Board and management’s confidence in the Company’s long-term growth opportunities and financial strength,” stated Tom Brown, President and Chief Executive Officer of LRAD Corporation. “We are pleased to be able to return profits to our stockholders and expand and extend our share buyback program while maintaining the long-term capital requirements necessary to invest in our business and grow revenues.”

Fiscal Year 2015 Financial Summary

●	Revenues: Fiscal year 2015 revenues totaled $16.8 million, compared to $24.6 million reported in fiscal year 2014.

o

Revenues were negatively impacted by various factors, including decreased oil and gas prices which delayed capital expenditures on several planned projects, the strength of the U.S. Dollar versus some foreign currencies which slowed international growth, and delays in the awarding of expected contracts for both U.S. and international projects.

●

Net Income: The Company reported net income of $9.7 million, or $0.29 per diluted share during fiscal 2015, compared with net income of $3.3 million, or $0.10 per diluted share reported during fiscal 2014.

o	Income from operations before income taxes decreased by $2.0 million to $1.3 million as a result of decreased revenue, partially offset by reduced operating expenses.

o

The Company reported an $8.3 million income tax benefit, or approximately $0.25 per share, for the release of a portion of its valuation allowance against deferred tax assets, based on the determination that it was more likely than not that a portion of the deferred tax assets will be realized.

●

Balance Sheet: Cash and cash equivalents totaled $18.3 million at September 30, 2015, a decline from $23.9 million reported at September 30, 2014, primarily due to the purchase of $4.3 million of investments in short and long-term marketable securities and $1.6 million for the repurchase of common stock. Working capital totaled $25.6 million at September 30, 2015, compared to $27.7 million, at September 30, 2014, due to the purchase of $3.0 million of long-term marketable securities.

“Delays in expected orders from the U.S. and international governments and the oil and gas industry significantly affected our fiscal 2015 results,” remarked Brown. “However, we recorded our sixth consecutive profitable year, enhanced our sales and marketing teams, expanded our directional and mass notification product lines, delivered key initial orders to the National Guard, U.S. State Department and U.S. Coast Guard, and grew our mass notification business to 17% of total fiscal year revenues.”

Select Operating and Business Highlights

●	Achieved a sixth consecutive year of profitability in spite of difficult global market conditions and ongoing U.S. defense budget uncertainty.

●

Expanded the marketing and business development teams from 10 to 12 people at September 30, 2015, including new management personnel. In addition, full-time international business consultants were added in July and October 2015.

●	Grew the mass notification business by 83% over fiscal 2014, representing 17% of fiscal 2015 net revenues.

●	Awarded “Best Acoustic Hailing Service” for the LRAD 450XL, and “Best Mass Notification System” for the LRAD 360X by the Government Security News 2015 Airport, Seaport, Border Security Awards Program.

●	Repurchased 734,070 shares during fiscal year 2015, bringing the total number of shares repurchased to 1,011,227 since the initial purchases in December 2013.

“In fiscal 2015, we made significant investments to position the Company for a strong fiscal 2016 and sustained future growth, while remaining profitable, creating positive operating cash flow, funding a dividend and continuing to purchase shares under our share buyback program,” added Brown. “With the need and applications for highly intelligible, long range communication continuing to grow around the world, we see substantial business opportunities for our ONE VOICE mass notification systems and acoustic hailing devices in 2016 and beyond. Declaring a dividend and expanding the share repurchase program signals our confidence in LRAD’s future.”

Webcast and Conference Call Details

Management will host a conference call to discuss fiscal year 2015 financial results this afternoon at 4:30 p.m. E.T. To access the conference call, dial toll-free 888-567-1603, or toll/international at 862-255-5347. A webcast will also be available at the following link: http://www.visualwebcaster.com/event.asp?id=102992. A replay of the call will be available approximately four hours after the call concludes, and remain available for 90 days at the aforementioned webcast link. Questions to management may be submitted before or during the call by emailing them to: investor@lradx.com.

About LRAD Corporation

LRAD Corporation designs, manufactures and markets Long Range Acoustic Devices® and advanced ONE VOICE™ mass notification systems to save lives on both sides of its proprietary products. LRAD® systems are in service in more than 70 countries around the world in diverse applications including mass notification and public address, fixed and mobile defense deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, asset protection, and wildlife control and preservation. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Forward-looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2015. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com

LRAD Corporation and Subsidiary

Consolidated Balance Sheets

(000's omitted)

	September 30,	September 30,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$18,316	$23,895
Short-term marketable securities	1,252
Accounts receivable	2,116	4,284
Inventories, net	4,926	3,896
Prepaid expenses and other	566	524
Total current assets	27,176	32,599
Long-term marketable securities	3,047	0
Deferred tax assets	8,339
Property and equipment, net	472	360
Intangible assets, net	59	54
Prepaid expenses and other - noncurrent	579	766
Total assets	$39,672	$33,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$704	$830
Accrued liabilities	871	4,088
Total current liabilities	1,575	4,918
Other liabilities - noncurrent	148	158
Total liabilities	1,723	5,076
Total stockholders' equity	37,949	28,703
Total liabilities and stockholders' equity	$39,672	$33,779

LRAD Corporation and Subsidiary

Consolidated Statements of Operations

(000's omitted except share and per share amounts)

	Years Ended September 30,
	2015	2014

Revenues	$16,784	$24,591
Cost of revenues	8,256	10,828
Gross profit	8,528	13,763

Operating expenses:
Selling, general and administrative	5,281	7,959
Research and development	2,028	2,481
Total operating expenses	7,309	10,440

Income from operations	1,219	3,323
Other income	122	20
Income from operations before income taxes	1,341	3,343
Income tax expense	(8,347)	16
Net income	$9,688	$3,327

Net income per common share - basic and diluted	$0.29	$0.10
Weighted average common shares outstanding:
Basic	33,174,546	33,077,556
Diluted	33,574,919	33,437,124